UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
SCHEDULE 14A
(Rule 14a-101)
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.           )
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ENERGEN CORPORATION
(Name of Registrant as Specified In Its Charter)

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ENERGEN CORPORATION 605 Richard Arrington Jr. Blvd. North Birmingham, Alabama 35203-2707 (205) 326-2700

March 30, 2009
To Our Shareholders:

It is our pleasure to extend to you a cordial invitation to attend the Annual Meeting of Shareholders of Energen Corporation. The Annual Meeting will be held at the principal office of the Company in Birmingham, Alabama on Wednesday, April 22, 2009, at 9:30 a.m., Central Daylight Time.

Details of the matters to be presented at this meeting are given in the Notice of the Annual Meeting and in the proxy statement that follow.

We hope that you will be able to attend this meeting so that we may have the opportunity of meeting with you and discussing the affairs of the Company. However, if you cannot attend, we would appreciate your submitting your proxy by telephone or by Internet, or by completing, signing and returning the enclosed proxy card as soon as convenient so that your stock may be voted.

We have enclosed a copy of the Company’s 2008 Annual Report.

Yours very truly,

Chairman of the Board

ENERGEN CORPORATION

Notice of Annual Meeting of Shareholders and
Internet Availability of Proxy Materials

To Be Held April 22, 2009

TIME	9:30 a.m., CDT, on Wednesday, April 22, 2009

PLACE	Energen Plaza

605 Richard Arrington Jr. Blvd. North

Birmingham, Alabama 35203-2707

Directions to the Annual Meeting are available by calling Investor Relations at 1-800-654-3206.

ITEMS OF BUSINESS	(1) To elect three members of the Board of Directors for three-year terms.

The Board of Directors recommends a vote FOR each of the nominees.

(2) To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009.

The Board of Directors recommends a vote FOR ratification.

(3) To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement.

RECORD DATE	You can vote if you are a shareholder of record of the Company on February 27, 2009.

PROXY VOTING	It is important that your shares be represented and voted at the meeting. You can vote your shares by submitting your instructions by telephone or by Internet, or by completing, signing and returning the proxy card sent to you. You can revoke a proxy at any time prior to exercise at the Annual Meeting by following the instructions in the accompanying proxy statement.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD APRIL 22, 2009:

The Company’s proxy statement on Schedule 14A, form of proxy card, 2008 annual report on Form 10-K and 2008 summary annual report are available at: www.energen.com under the heading “Investor Relations” and subheading “SEC Filings.”

J. David Woodruff
Secretary

Birmingham, Alabama
March 30, 2009

YOUR VOTE IS IMPORTANT

You are urged to submit your proxy instructions by telephone or by Internet, or by dating, signing and promptly returning your proxy in the enclosed envelope.

PROXY STATEMENT

i

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS
OF ENERGEN CORPORATION

April 22, 2009

We are providing this proxy statement in connection with the solicitation by the Board of Directors of Energen Corporation, an Alabama corporation (the “Company,” “we,” or “us”), of proxies for use at the 2009 Annual Meeting of Shareholders of the Company and at any adjournment thereof (the “Annual Meeting”).

You are invited to attend our Annual Meeting on April 22, 2009, beginning at 9:30 a.m., CDT. The Annual Meeting will be held at our principal office, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

This proxy statement and form of proxy are being mailed on or about March 30, 2009.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING

Item 1: Election of Directors

Three Directors are to be elected. Our Board of Directors is divided into three classes serving staggered three-year terms. The terms of three of the present Directors expire at this Annual Meeting: Judy M. Merritt, Stephen A. Snider and Gary C. Youngblood. They have been nominated for re-election as Directors for terms expiring in 2012.

Your Board of Directors recommends that Judy M. Merritt, Stephen A. Snider, and Gary C. Youngblood be elected to serve in the class with terms expiring in 2012.  Each nominee has agreed to be named in this proxy statement and to serve if elected. We expect each nominee for election as a Director to be able to serve if elected. Biographical data on these nominees and the other members of the Board of Directors is presented beginning on page 3 of this proxy statement under the caption “Governance of the Company.”

Unless you otherwise direct on the proxy form, the proxy holders intend to vote your shares in favor of the above listed nominees. To be elected, a nominee must receive a majority of the votes cast at the Annual Meeting in person or by proxy. If one or more of the nominees becomes unavailable for election or service as a Director, the proxy holders may vote your shares for one or more substitutes designated by the Board of Directors; alternatively, we may reduce the size of the Board of Directors.

Item 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm (the independent auditors) of the Company with respect to its operations for the year 2009. While ratification is not required, the Audit Committee determined to seek shareholder ratification of the appointment. Your Board of Directors recommends ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm.

Item 3: Other Business

We know of no other business that will be considered for action at the Annual Meeting. If any other business calling for a vote of shareholders is properly presented at the meeting, the proxy holders will vote your shares in accordance with their best judgment.

PROXY AND VOTING PROCEDURES

Shareholders Entitled to Vote

Holders of Company common stock of record at the close of business on February 27, 2009, are entitled to receive this notice of Annual Meeting and proxy statement and to vote their shares at the Annual Meeting. As of that date, a total of 71,693,728 shares of common stock were outstanding and entitled to vote. Each share of common stock is entitled to one vote on each matter properly brought before the Annual Meeting.

Filing of Proxies

Your vote is important. You can save us the expense of a second mailing by voting promptly. Because many shareholders cannot attend the Annual Meeting in person, it is necessary that a large number be represented by proxy. Please submit your instructions by telephone or by Internet, or by completing, signing, dating and returning your proxy in the postage-paid envelope provided. The proxy holders will vote shares represented by valid proxies received by telephone, by Internet or by mail in accordance with the instructions appearing on such proxies.

Revocation of Proxies

You can revoke your proxy at any time before it is exercised by:

•	written notice to the Secretary of the Company;

•	timely delivery of a valid, later-dated proxy; or

•	voting by ballot at the Annual Meeting.

Voting at the Annual Meeting

Submitting your proxy by telephone, by Internet or by mail will in no way limit your right to vote at the Annual Meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the Annual Meeting.

All shares for which a proxy has been received and not revoked will be voted at the Annual Meeting. If you submit your proxy by telephone, by Internet or by mail but do not give voting instructions, the shares represented by that proxy will be voted as recommended by the Board of Directors.

Required Vote

The presence of the holders of a majority of the outstanding shares of common stock entitled to vote at the Annual Meeting, present in person or represented by proxy, is necessary to constitute a quorum. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a broker holding shares for a beneficial owner does not vote on a particular proposal because the broker does not have discretionary voting power for that particular item and has not received voting instructions from the beneficial owner.

Each of the nominees for Director must receive the affirmative vote of a majority of the votes cast by shareholders represented at the Annual Meeting as part of the quorum. Only votes “for” or “withhold authority” affect the outcome. Abstentions and broker “non-votes” are not counted for purposes of the election of Directors.

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as the independent public accounting firm. Abstentions and broker non-votes are not counted for purposes of the vote on this matter.

Under New York Stock Exchange Rules, if you are a beneficial owner and your broker holds your shares in its name, your broker is permitted to vote your shares on the election of Directors and ratification of independent accountants, even if the broker does not receive voting instructions from you if the broker has complied with rules concerning the delivery of proxy materials to beneficial owners.

At the date this proxy statement went to press, we did not know of any other matters to be raised at the Annual Meeting.

Internet Availability of Proxy Materials

This proxy statement, the form of proxy card, the 2008 Form 10-K and the 2008 Annual Report are available on our website www.energen.com under the heading “Investor Relations” and subheading “SEC Filings”. New Securities and Exchange Commission rules permit the Company to provide shareholders with proxy materials electronically instead of in paper form, even if they have not made an election to receive the material electronically. If we decide to take advantage of this electronic delivery alternative in the future, shareholders will receive a Notice of Internet Availability of Proxy Materials with instructions on how to access the material on the Internet.

GOVERNANCE OF THE COMPANY

The members of our Board of Directors, including the three nominees for election, are identified below.

NOMINEES FOR ELECTION AS DIRECTORS FOR THREE-YEAR TERMS EXPIRING IN 2012

Name and Year First Became Director	Principal Occupation and Other Information

Judy M. Merritt Director since 1993
Dr. Merritt, 65, is President of Jefferson State Community College located in Birmingham, Alabama. Dr. Merritt was named President in 1979 and, with the exception of a four-year assignment at Florida International University in Miami, Florida from 1975 to 1979, has been associated with Jefferson State and its predecessor since 1965.

Stephen A. Snider Director since 2000
Mr. Snider, 61, is Chief Executive Officer and director of Exterran Holdings, Inc., a global natural gas compression services company, and is Chief Executive Officer and director for the general partner of Exterran Partners, L.P., a domestic natural gas contract compression services business. Both companies are publicly traded and headquartered in Houston, Texas. Mr. Snider has over 30 years of experience in senior management of operating companies.

Gary C. Youngblood Director since 2003
Mr. Youngblood, 65, retired in January 2003 as President and Chief Operating Officer of Alabama Gas Corporation, a subsidiary of the Company. Mr. Youngblood was employed by Alabama Gas Corporation in various capacities for 34 years. He was elected its Executive Vice President in 1993, its Chief Operating Officer in 1995, and its President in 1997.

DIRECTORS WHOSE TERMS EXPIRE IN 2010

Name and Year First Became Director	Principal Occupation and Other Information

Stephen D. Ban Director since 1992
Dr. Ban, 68, is the Director of the Technology Transfer Division of the Argonne National Laboratory, a science-based Department of Energy laboratory dedicated to advancing the frontiers of science in energy, environment, biosciences and materials. He has held this position since March 2002. He previously served as President and Chief Executive Officer of Gas Research Institute (GRI), a nonprofit cooperative research organization of the natural gas industry, headquartered in Chicago. Dr. Ban serves as a director of UGI Corporation, a publicly traded Pennsylvania gas and electric utility and national marketer of liquid propane. Dr. Ban is also a director of Amerigas, Inc., which is a wholly owned subsidiary of UGI Corporation and the general partner of Amerigas Partners L.P., a publicly traded limited partnership.

Julian W. Banton Director since 1997
Mr. Banton, 68, retired in December 2003 as President and as a director of SouthTrust Corporation. Mr. Banton previously had stepped down as Chairman of the Board and Chief Executive Officer of SouthTrust Bank in October 2003. He joined SouthTrust in 1982, was named President in 1985 and in 1988 was named Chairman of the Board and Chief Executive Officer. Prior to joining SouthTrust, Mr. Banton was in charge of Corporate and International Banking for Signet Bank in Richmond, Virginia.

T. Michael Goodrich Director since 2000
Mr. Goodrich, 63, retired in 2008 as Chairman of the Board and Chief Executive Officer of BE&K, Inc., a privately owned engineering and construction firm headquartered in Birmingham, Alabama. He joined BE&K in 1972 as Assistant Secretary and General Counsel, was named President in 1989 and was named to his current position in 1995. In addition to Energen, Mr. Goodrich serves as a director of one other publicly traded company, Synovus Financial Corp. He is also a director of First Commercial Bank.

Wm. Michael Warren, Jr. Director since 1986
Mr. Warren, 61, is Chief Executive Officer of Children’s Health System which provides a comprehensive range of pediatric clinical services through its Children’s Hospital located in Birmingham, Alabama and clinics located in several Alabama communities. He served as Chief Executive Officer of the Company until June 2007 and as Chairman of the Board until his retirement from the Company in December 2007. He joined the Company in 1983 and served in various leadership capacities including President of the Company and each of its subsidiaries. He was elected Chief Executive Officer of the Company in February, 1997, and was elected Chairman of the Board in January, 1998. In addition to Energen, Mr. Warren serves as a director of one other publicly traded company, Protective Life Corporation.

DIRECTORS WHOSE TERMS EXPIRE IN 2011

Name and Year First Became Director	Principal Occupation and Other Information

Kenneth W. Dewey Director since 2007
Mr. Dewey, 55, is a co-founder and board member of Caymus Capital Partners, a market-neutral energy equity fund manager. He also serves as a Director of Impact Guidance Systems, Inc., a developer of downhole tools used by the oil and gas industry. Mr. Dewey was a co-founder of Randall & Dewey, a full-service transaction advisory firm specializing in oil and gas mergers, acquisitions and investments. Mr. Dewey served as Randall & Dewey’s chief financial officer from 1989 until his 2006 retirement following the firm’s 2005 acquisition by Jefferies & Company. From 1978 to 1989, Mr. Dewey held a variety of positions with Amoco Corporation and its subsidiaries.

James S.M. French Director since 1979
Mr. French, 68, is Vice Chairman, Investments, of the Board of Dunn Investment Company and was formerly its Chairman, President and Chief Executive Officer. Dunn Investment is the parent of a group of companies in the construction industry and also an investor in real estate and in equity securities in selected industries. Dunn was founded in 1878 and is headquartered in Birmingham. Mr. French joined the firm in 1968 and became its President in 1974 and Chairman and Chief Executive Officer in 1977. In addition to Energen, Mr. French serves as a Director of one other publicly traded company, Protective Life Corporation.

James T. McManus, II Director since 2006
Mr. McManus, 50, is Chairman of the Board, President and Chief Executive Officer of the Company. He has been employed by Energen Corporation and its subsidiaries in various capacities since 1986. He was elected Executive Vice President and Chief Operating Officer of Energen Resources in October 1995 and President of Energen Resources in April 1997. He was elected President and Chief Operating Officer of the Company effective January 1, 2006, Chief Executive Officer effective July 1, 2007, and Chairman of the Board effective January 1, 2008.

David W. Wilson Director since 2004
Mr. Wilson, 65, is an independent energy consultant. From 1993 until his retirement in 2000, he led PricewaterhouseCooper’s Energy Strategic Advisory Services Group. From 1985 through 1988 he was President of Gas Acquisition Services, a gas management consulting firm; from 1977 through 1985 he served as Vice President, Exploration and Corporate Development of Consolidated Oil and Gas; and from 1975 through 1977 he served as Manager, Diversification Programs for Williams Exploration. Prior to 1977 he held various positions in the oil and gas exploration and production industry.

Each of our Directors also serves as a Director of Alabama Gas Corporation and Energen Resources Corporation, our principal subsidiaries.

Director Attendance

During 2008, the Board of Directors of the Company met seven times. All Directors of the Company attended at least 75% of the meetings of the Board of Directors and at least 75% of the meetings of committees of the Board during the time periods such Directors were serving as members of such committees, except Mr. Goodrich who missed one of two Governance and Nominations Committee meetings. We encourage and expect our Board members to attend our Annual Meeting absent extenuating circumstances, but we do not have a formal policy requiring attendance. All of our Board members attended our Annual Meeting held in 2008.

Committees of the Board of Directors

Our Board of Directors has standing Governance and Nominations, Audit, Officers Review and Finance Committees. The current members of these Committees are as follows:

•	Governance and Nominations Committee — Stephen A. Snider (Chair), Stephen D. Ban, T. Michael Goodrich and Judy M. Merritt

•	Audit Committee — David W. Wilson (Chair), Julian W. Banton, Kenneth W. Dewey, James S.M. French, and Judy M. Merritt

•	Officers Review Committee — Julian W. Banton (Chair), James S.M. French, T. Michael Goodrich and Stephen A. Snider

•	Finance Committee — Stephen D. Ban (Chair), Kenneth W. Dewey, Wm. Michael Warren, Jr., David W. Wilson and Gary C. Youngblood

Governance and Nominations Committee.  The duties of the Governance and Nominations Committee are to review and advise the Board of Directors on general governance and structure issues and to review and recommend to the Board the term and tenure of Directors, consider future Board members and recommend nominations to the Board. The charter of the Governance and Nominations Committee describes the duties of the Governance and Nominations Committee in detail. The charter and the Company’s Corporate Governance Guidelines are available on our website under the heading “Governance” (www.energen.com). During 2008, the Governance and Nominations Committee held two meetings. The Board of Directors has determined that each member of the Governance and Nominations Committee is “independent” as defined by the listing standards of the New York Stock Exchange.

Audit Committee.  The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities with respect to the integrity of our financial statements, our legal and regulatory compliance and the performance of our internal and independent auditors. As part of its responsibilities, the Audit Committee is solely responsible for the appointment, compensation, retention, discharge or replacement of our independent auditors. Our Audit Committee charter describes the functions of our Audit Committee in detail, and is available on our website under the heading “Governance” (www.energen.com). During 2008, the Audit Committee held five meetings. The Audit Committee Report is presented at page 13 of this proxy statement under the caption “2008 Audit Committee Report.”

The Board of Directors has determined that each member of the Audit Committee is “independent” within the meaning of applicable SEC regulations and the listing standards of the New York Stock Exchange and each member meets the financial literacy and accounting or financial management requirements of the New York Stock Exchange listing standards. The Board has also determined that Mr. Wilson is an audit committee financial expert under the rules and regulations of the Securities and Exchange Commission.

Officers Review Committee.  Our Officers Review Committee (“ORC”) considers and makes recommendations to the Board of Directors with respect to executive succession and compensation paid to officers of the Company and its subsidiaries. The ORC also administers the Company’s executive compensation plans. The charter of the ORC describes the duties and functions of the ORC in detail, and is available on our website under the heading “Governance” (www.energen.com). During 2008, the ORC held four meetings. The Report of the ORC is presented on page 22 of the proxy statement under the caption “Compensation Committee Report.” The Board of Directors has determined that each member of the ORC is “independent” as defined by the listing standards of the New York Stock Exchange.

The ORC is responsible for overseeing and administering the Company’s executive compensation program. The ORC establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO, the CFO, and other executive officers named in the Summary Compensation Table. In setting salaries and granting other forms of compensation, the ORC receives and considers information and recommendations from the CEO and the Vice President of Human Resources. The ORC also reviews and considers reports and analysis provided by its executive compensation consultant, Towers Perrin. Towers Perrin is engaged by the Company at the direction of the ORC. Management meets with Towers Perrin representatives and participates in most meetings between Towers Perrin and the ORC. Towers Perrin provides a range of services to the ORC, including competitive assessments of the Company’s executive compensation levels and practices relative to relevant executive labor markets and other assignments as requested by the ORC. For a more detailed description of the ORC’s authority and interaction with management and Towers Perrin, see “Compensation Discussion & Analysis” beginning on page 16.

Finance Committee.  Our Finance Committee reviews and makes recommendations to the Board with respect to significant financing and acquisition activities. The Finance Committee charter describes the duties of the Finance Committee in detail, and is available on our website under the heading “Governance” (www.energen.com). The Finance Committee met once during 2008.

Availability of Corporate Governance Documents.  Shareholders may obtain copies of our Committee charters, Code of Ethics and Corporate Governance Guidelines from us without charge by requesting such documents in writing or by telephone at the following address or telephone number:

J. David Woodruff
Energen Corporation
605 Richard Arrington Jr. Blvd. North
Birmingham, Alabama 35203-2707
Phone: (205) 326-2700

Each of these documents is also available on our website under the heading “Governance” (www.energen.com).

Independence Determinations

Our Board of Directors has adopted independence standards consistent with the listing standards adopted by the New York Stock Exchange. A Director will be considered “independent” and found to have no material relationship with the Company if:

(1)  During the prior three years:

•	The Director has not been an employee of the Company or any of its subsidiaries;

•	No immediate family member of the Director has been an executive officer of the Company;

•	Neither the Director nor an immediate family member of the Director has received more than $200,000 per year in direct compensation from the Company other than director and committee fees and pension or other forms of direct compensation for prior service (provided such compensation is not contingent in any way on future service);

•	No immediate family member of the Director has been employed as an executive officer of another company where any of the Company’s present executives serve on that company’s compensation committee;

•	The Director has not been an executive officer or employee, and no immediate family member of the Director has been an executive officer, of a company that makes payments to or receives payments from the Company for property or services in an amount which, in any single fiscal year, exceeded the greater of $1 million or 2% of such other company’s consolidated gross revenues; and

(2) •	The director is not a current partner or employee of a firm that is the Company’s internal or external auditor;

•	The director does not have an immediate family member who is a current partner of such a firm;

•	The director does not have an immediate family member who is a current employee of such a firm and personally works on the Company’s audit; and

•	Neither the director nor an immediate family member was within the last three years a partner or employee of such a firm and personally worked on the Company’s audit within that time.

In January 2009, the Board reviewed the independence of its members. Based on this review and the independence standards set forth above, the Board of Directors determined that none of the Director nominees and none of the current Directors, with the exception of Messrs. McManus and Warren, have a material relationship with the Company other than in their capacities as members of the Board of Directors. Mr. McManus is considered an inside Director due to his current employment as Chief Executive Officer of the Company. Mr. Warren is considered an inside Director due to his prior employment as the Company’s Chairman of the Board and Chief Executive Officer.

In evaluating the independence of the Directors, the Board considered the following relationships and found them to not be material to an assessment of Director independence.

(1) Alabama Gas Corporation provides natural gas utility and related services to several Directors, including businesses for which Company Directors, or the spouses of Company Directors, serve as executive officers. These customers participate in the various gas service, transportation and marketing incentive programs available to their respective customer classes.

(2) During 2008, the Company requested a $5,000 donor advised fund grant to Jefferson State Community College of which Dr. Merritt is President.

(3) Mr. Snider is CEO of Exterran Holdings, Inc. which provides services to the Company’s subsidiary, Energen Resources Corporation. The following chart shows payments made during 2008. The payments include amounts paid by Energen Resources Corporation as operator on behalf of other working interest owners.

	Energen	Exterran
	(Dollars in thousands)

Fiscal Year End	12/31/08	12/31/08
Revenues	$1,569,000	$3,179,000
Payments to Exterran	$11,000	$11,000
Percentage of Revenues	0.70%	0.35%

(4) During 2008, Energen contributed $10,775 to Children’s Health System of which Mr. Warren is Chief Executive Officer.

Although the Company does not have specific policies and procedures for the review, approval or ratification of Company transactions in which any director, executive officer or other related person will have a direct or indirect material interest, the Company does have the following provisions in its Code of Conduct and Corporate Governance Guidelines:

Members of the board of directors, officers, and employees should not have any position with or a substantial interest in any business that might affect their independent judgment on behalf of Energen, unless the interest is fully disclosed to and approved by Energen. (Code of Conduct)

Directors are expected to disclose to other Directors any potential conflicts of interest they may have with respect to any matters under discussion, and, if appropriate, refrain from voting on a matter in which they may have a conflict. (Corporate Governance Guidelines)

Compensation Committee Interlocks and Insider Participation

None of the Directors serving on the ORC has served as an officer or employee of the Company. Of our Directors serving on the ORC, only Mr. Snider had a relationship (other than a utility customer relationship) with the Company which required consideration by our Board of Directors in connection with their review of independence. Mr. Snider’s position as CEO of Exterran Holdings, Inc. is discussed above under “Corporate Governance — Independence Determinations.”

Selection of Board Nominees

Our Governance and Nominations Committee identifies and evaluates Board candidates using one or more informal processes deemed appropriate for the circumstances. Our Chief Executive Officer plays a significant role in bringing potential candidates to the attention of the Committee. A determination of whether to pursue discussions with a particular individual is made after discussion by the Committee and may be preceded by formal or informal discussions involving one or all of the other Board members. Information considered by the Committee may include information provided by the candidate, the Chief Executive Officer and one or more Committee or Board members. The Committee seeks candidates whose qualifications, experience and independence complement those of existing Board members. Board candidates are expected to possess high personal and professional ethics, integrity and values, and be committed to representing the long-term interests of the shareholders. They are also expected to have an inquisitive and objective perspective, practical wisdom and good judgment.

Once appropriate candidates have been identified, the Committee recommends nominations to our Board and to the boards of our subsidiaries. Our Governance and Nominations Committee has not adopted a policy or procedure for the consideration of director candidates recommended by shareholders. Our Board does not recall an instance in which a shareholder (other than a shareholder serving as an officer or director) has recommended a director candidate; however, as stated in prior years, the Governance and Nominations Committee will consider timely shareholder recommendations. The Governance and Nominations Committee did not receive any director candidate recommendations from shareholders holding at least 5% of our common stock for our 2009 Annual Meeting.

Communication with the Board of Directors

Based on past experience, we expect to receive and respond to shareholder communications in a variety of ways. Our Board does not want to limit this flexibility and has not implemented a defined process for shareholders to send communications to the Board. Any shareholder or other interested person wishing to communicate with a member of the Board may send correspondence to his or her attention at Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707. The names, titles and committee assignments of our officers and Directors, together with our mailing address and telephone number, can be found on our website under the heading “Governance” (www.energen.com). Also under that heading is a copy of the procedure adopted by our Audit Committee for the handling of inquiries and correspondence relating to errors, deficiencies and misrepresentations in accounting, internal control and audit related matters. Such inquiries and correspondence are forwarded by our General Counsel to the Chairman of our Audit Committee.

Under our Corporate Governance Guidelines, our Board may designate a presiding director for purposes of convening and chairing meetings of our non-management directors. Mr. French currently serves in that role.

Directors’ Compensation

2008 Director Compensation

					Change in
					Pension
					Value and
					Nonqualified
				Non-Equity	Deferred
	Fees Earned or	Stock	Option	Incentive Plan	Compensation	All Other
Name	Paid in Cash ($)	Awards ($)	Awards ($)	Compensation ($)	Earnings	Compensation ($)	Total ($)
(a)	(b)	(c)(1)	(d)	(e)	(f)	(g)(2)	(h)

Ban	69,000	70,968	—	—	—	1,891	141,859
Banton	88,000	70,968	—	—	—	1,196	160,164
Davis(3)	29,750	70,968	—	—	—	—	100,718
Dewey	73,500	—	—	—	—	2,544	76,044
French	81,000	70,968	—	—	—	1,171	153,139
Goodrich	67,500	70,968	—	—	—	1,436	139,904
Merritt	75,000	70,968	—	—	—	—	145,968
Snider	73,500	70,968	—	—	—	1,982	146,450
Warren	63,000	—	—	—	—	2,000	65,000
Wilson	85,500	70,968	—	—	—	1,439	157,907
Youngblood	63,000	70,968	—	—	—	1,312	135,280

(1)	The Stock Awards in column (c) reflect the annual grant of 1200 unrestricted shares under the Company’s 1992 Directors Stock Plan at a grant date fair value of $59.14 per share. There were no stock awards outstanding at year end.

(2)	Column (g) reflects income tax reimbursements related to Company paid spousal travel expenses. The aggregate amount of perquisites and other personal benefits, or property, including Company paid spousal travel expenses was less than $10,000 for each director.

(3)	J. Mason Davis retired from the Board in April 2008.

The Governance and Nominations Committee charter provides that:

At such times as it determines appropriate or as requested by the Board, the Committee will review and make recommendations with respect to Director compensation. Such compensation is intended to be sufficient to attract and retain qualified candidates and may include a combination of cash and stock based compensation.

Management discusses Director compensation with the Governance and Nominations Committee, and makes recommendations on Director compensation which the Governance and Nominations Committee considers as part of its process in reviewing Director compensation. The 2008 Director compensation levels were recommended by the Governance and Nominations Committee and approved by the Board in December 2007.

Monthly Cash Retainer Fees and Meeting Fees.  During 2008, non-employee Directors were paid a retainer of $51,000 per year. Non-employee Directors also received a fee of $1,500 for each Board meeting attended, and $1,500 for each committee meeting attended. The Governance and Nominations and Finance Committee Chairs received a retainer supplement of $3,000 per year, while the Chair of the Audit Committee received a supplement of $15,000 per year and the Chair of the Officers Review Committee received a supplement of $10,000 per year. Members of the Audit Committee other than the Chair received a retainer supplement of $3,000 per year. Our Presiding Director received a retainer supplement of $3,000 per year. No Director who is an employee of the Company is compensated for service as a member of the Board of Directors or any committee of the Board of Directors.

Share Awards and Deferred Compensation.  Under the Energen Corporation 1992 Directors Stock Plan, each non-employee Director receives an annual grant of twelve hundred shares of common stock. Annual awards are made following the last day of each fiscal year, and only non-employee Directors who are members of our Board on such date and who have been members of the Board for at least six months are eligible. The size of this annual grant is subject to adjustment in the event of a stock dividend, stock split or similar transaction. The plan also allows each non-employee Director to elect to have any part or all of the fees payable for services as a Director of the Company and its subsidiaries paid in shares of common stock. Awards under the Directors Stock Plan are in addition to the payment of monthly cash retainers and meeting fees.

Our Board of Directors administers the Directors Stock Plan. Although the plan has no fixed duration, the Board of Directors or our shareholders may terminate the plan. Our Board of Directors also may amend the plan from time to time, but any amendment that materially increases the benefits accruing to participants, increases the number of shares of common stock which may be issued or materially modifies eligibility requirements would require the approval of our shareholders.

Under the Company’s 1997 Deferred Compensation Plan, members of the Board of Directors may elect to defer part or all of their director compensation. The 1997 Deferred Compensation Plan is discussed below in greater detail under the caption “Compensation Discussion and Analysis-1997 Deferred Compensation Plan.”

Other.  Directors have family coverage under the Company’s membership in a medical emergency travel assistance program. The Company also reimburses directors for travel, lodging, and related expenses incurred in attending Board and Committee meetings. These reimbursements include the expenses incurred by the directors’ spouses in accompanying the directors at the invitation of the Company, along with taxes related to such payments. In addition, two directors use Company provided PDAs.

Code of Ethics

The Company has a Code of Ethics which is applicable to all of the Company’s employees, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics is also applicable to all of the Directors of the Company. The Code of Ethics is available on our website under the heading “Governance” (www.energen.com). We intend to post amendments to or waivers from the Code of Ethics which are applicable to the Company’s directors, principal executive officer, principal financial officer and principal accounting officer at this location on our website.

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board of Directors of the Company has selected the accounting firm of PricewaterhouseCoopers LLP to serve as the independent registered public accounting firm of the Company with respect to its operations for the year 2009. While shareholder ratification of the appointment is not required, the Audit Committee has determined to seek input from the shareholders as part of the selection process. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm for a number of years. If the appointment of PricewaterhouseCoopers LLP is not ratified by the shareholders, the matter of the appointment of an independent registered public accounting firm will be considered by the Audit Committee.

The firm of PricewaterhouseCoopers LLP audited our financial statements for the fiscal year ended December 31, 2008, and the Audit Committee plans to continue the services of this firm for the fiscal year ending December 31, 2009. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions.

Fee Disclosure

The following table presents fees billed or expected to be billed for professional audit services rendered by PricewaterhouseCoopers LLP for the audit of the Company’s annual financial statements for the years ended December 31, 2008 and December 31, 2007, and fees billed for other services rendered by PricewaterhouseCoopers LLP during those periods.

	2008	2007

(1) Audit fees	$1,174,000	$1,133,000
(2) Audit-related fees(a)	$167,000	$66,000
(3) Tax fees(b)	$118,000	$173,000
(4) All other fees	$—	$—

(a)	Includes audit fees for one of the Company’s employee benefit plans and review of the application of accounting standards.

(b)	Includes fees incurred in connection with the Company’s tax returns and review of certain tax issues.

Our Audit Committee approved, directly or through our pre-approval process, one hundred percent (100%) of the services provided by PricewaterhouseCoopers LLP during 2008, and concluded that the provision of such services by PricewaterhouseCoopers LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.

In April 2008 our Audit Committee pre-approved the engagement through June 30, 2009 of the independent auditors with respect to the following services: (i) services necessary to perform the audit or review of the Company’s financial statements; (ii) audit-related services such as employee benefit plan audits, due diligence related to mergers and acquisitions, accounting assistance and internal control reviews; and (iii) tax services including preparation and/or review of, and consultation and advice with respect to tax returns and reports; claims for tax refund; tax payment planning services; tax implications of changes in accounting methods and applications for approval of such changes; tax basis studies; tax implications of mergers and acquisitions; tax issues relating to payroll; tax issues relating to employee benefit plans; requests for technical advice from tax authorities and tax audits and appeals (not including representation before a tax court, district court or federal court of claims or a comparable state or local court). In addition, the Chairman of the Audit Committee has been delegated the authority by the Audit Committee to pre-approve the engagement of the independent auditors for services not covered by the above authority. All such pre-approvals must be reported to the Audit Committee at the next committee meeting.

Required Vote

The affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy by shareholders entitled to vote on the matter is required to ratify the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm of the Company.

Recommendation

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

2008 AUDIT COMMITTEE REPORT

In compliance with the requirements of the New York Stock Exchange (NYSE), the Audit Committee has a formal written charter approved by the Board of Directors, a copy of which is available on our website under the heading “Governance” (www.energen.com). In connection with the performance of its responsibility under its charter, the Audit Committee has:

•	Reviewed and discussed the audited financial statements of the Company with management;

•	Discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (required communication by external auditors with audit committees);

•	Received from the independent auditors disclosures regarding the auditors’ independence required by the applicable requirements of the Public Company Accounting Oversight Board and discussed with the auditors the auditors’ independence; and

•	Recommended, based on the review and discussion noted above, to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008 for filing with the Securities and Exchange Commission.

The Audit Committee has also considered whether the independent public accountants’ provision of non-audit services to the Company is compatible with maintaining their independence.

Audit Committee
David W. Wilson, Chair
Julian W. Banton
Kenneth W. Dewey
James S. M. French
Judy M. Merritt

SHARE OWNERSHIP

Principal Holders

The only persons known by the Company to be beneficial owners of more than five percent (5%) of the Company’s common stock are the following:

	Number of	Percent
	Shares	of Class
	Beneficially	Beneficially
Name and Address of Beneficial Owner	Owned(1)	Owned(1)

JPMorgan Chase & Co.(2)
270 Park Ave.
New York, NY 10017	4,286,746	5.9%
Barclays Global Investors, NA(3)
45 Fremont Street
San Francisco, CA 94105	7,015,698	9.78%

(1)	Reflects shares reported on Schedule 13G as beneficially owned as of December 31, 2008.

(2)	In a Schedule 13G filed January 26, 2009, JPMorgan Chase & Co. (“JPMorgan”) reported having sole power to vote 3,563,569 shares of common stock and shared power to vote 603,421 shares of common stock. JPMorgan reported having sole power to dispose or direct the disposition of 3,656,229 shares of common stock and shared power to dispose or direct the disposition of 608,217 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by JPMorgan.

(3)	In a Schedule 13G filed on February 5, 2009, Barclays Global Investors, NA, together with certain affiliated entities (“Barclays”), reported having sole power to vote 5,697,800 shares of common stock and sole power to dispose or direct the disposition of 7,015,698 shares of common stock. All information in this footnote was obtained from the Schedule 13G filed by Barclays.

Directors and Executive Officers

As of February 27, 2009, our Directors and executive officers beneficially owned shares of our common stock as described in the table below. Except as we have noted below, each individual listed below has sole voting power and sole investment power with respect to shares they beneficially own. The final column indicates common stock share equivalents held under the Energen Corporation Deferred Compensation Plan as of February 27, 2009.

	Number of
	Shares	Percent
	Beneficially	of Class		Share Equivalents
Name of Entity, Individual	Owned	Beneficially		Under Deferred
or Persons in Group	(1)(2)	Owned(2)		Plan(3)

Stephen D. Ban	24,544		*	—
Julian W. Banton	4,300		*	17,494
Kenneth W. Dewey	5,000		*	3,213
James S. M. French	58,500		*	—
T. Michael Goodrich	8,000		*	24,573
James T. McManus, II	189,047		*	637
Judy M. Merritt	15,832		*	4,892
Charles W. Porter, Jr.	18,533		*	4,197
Dudley C. Reynolds	155,350		*	14,253
John S. Richardson	64,937		*	7,134
Stephen A. Snider	2,000		*	20,032
Wm. Michael Warren, Jr.	205,444		*	2,884
David W. Wilson	4,400		*	3,679
J. David Woodruff	158,591		*	73
Gary C. Youngblood	56,618		*	27,223
All directors and executive officers (16 persons)	972,167	1.36%		130,284

*	Less than one percent.

(1)	The shares of common stock shown above include shares owned by spouses and children, as well as shares held in trust. Dunn Investment Company, of which Mr. French is Vice Chairman, Investments, owns 220,000 shares of common stock, which shares are not included in the totals noted above. The shares of common stock shown above for Messrs. McManus, Porter, Reynolds, Richardson, Woodruff and the executive officers of the Company include shares which are held for their respective accounts under the Energen Corporation Employee Savings Plan as of February 27, 2009. The Plan is a qualified voluntary contributory retirement plan, with an employee stock ownership feature. The Plan’s trustee must vote the shares held by the Plan in accordance with individual participant instructions. Messrs. McManus, Porter, Reynolds, Richardson, Woodruff and all Directors and executive officers as a group hold presently exercisable options to acquire 66,684, 4,341, 20,926, 19,167, 58,469 and 242,242 shares of common stock, respectively, which amounts are included in the above table.

(2)	The number and percentage of common stock beneficially owned does not include shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan.

(3)	Represents shares of common stock credited to Company Stock Accounts under the Energen Corporation Deferred Compensation Plan as of February 27, 2009. The value of Company Stock Accounts tracks the performance of the common stock, with reinvestment of dividends. The Company Stock Accounts have no voting rights.

COMPENSATION DISCUSSION AND ANALYSIS

The Officers Review Committee (“ORC”) of the Board of Directors oversees and administers the Company’s executive compensation program. The ORC establishes the salaries and other compensation of the executive officers of the Company, including the Chairman and CEO, the CFO, and other executive officers named in the Summary Compensation Table (sometimes referred to as the “named executive officers”). Each member of the ORC is an independent director.

The Company’s executive compensation program is designed to serve the Company and its shareholders by aligning executive compensation with shareholder interests and by encouraging and rewarding management initiatives that will benefit the Company and its shareholders, customers, and employees over the long term. Specifically, the executive compensation program seeks to:

•	attract and retain highly qualified executives;

•	link a substantial portion of individual compensation to corporate and business unit performance; and

•	align the interests of executives with the long-term interests of shareholders.

The Company’s executive compensation program includes salary, annual cash incentive awards, long-term equity based incentive opportunities, retirement benefits and change in control related severance compensation. Each of these components is a factor in attraction and retention. The annual cash and long-term equity incentives link compensation to corporate performance, with the annual cash incentives keyed to short-term financial and operational objectives and the long-term equity incentives providing alignment with shareholder returns.

The combination of salary, short-term cash and long-term equity incentives is intended to compensate Company executives at approximately the 50th percentile of the market when the Company performs at a target level, to provide additional compensation for superior Company performance, and less compensation for below target Company performance. The allocation between the various elements of the compensation package is intended to emphasize incentive compensation while remaining in line with market allocations for similar positions in comparable companies. At target performance levels, a majority of the compensation package is represented by incentive compensation and a majority of the incentive compensation is represented by long-term equity incentive compensation. The allocation to incentive compensation increases with position seniority.

In evaluating compensation, the ORC receives and considers information and recommendations from the CEO and the Vice President of Human Resources. The ORC also reviews and considers reports and analysis provided by its executive compensation consultant, Towers Perrin. Towers Perrin is engaged by the Company at the direction of the ORC. Management meets with Towers Perrin representatives and participates in most meetings between Towers Perrin and the ORC.

Towers Perrin provides a range of services to the ORC, including competitive assessments of the Company’s executive compensation levels and practices relative to relevant executive labor markets and other assignments as requested by the ORC. Specifically, with respect to 2008 executive compensation, Towers Perrin assisted the ORC and the Company in the following areas:

•	the preparation of tally sheets showing each element of the named executive officers’ total compensation and estimates of the benefits to be received by each officer under various termination scenarios (e.g., retirements, involuntary termination, change-in-control).

•	Providing competitive compensation analyses of the Company’s executive positions.

•	Providing information on general trends in executive compensation.

Towers Perrin does not make specific recommendations on individual pay levels, but rather provides competitive data for review and use by the ORC and Company. The Company’s CEO and Vice President — Human Resources play a significant role in providing input and recommendations to the ORC in evaluating and discussing data and analysis prepared by Towers Perrin.

The Committee uses the Towers Perrin provided data and analysis for general reference purposes. The Towers Perrin energy services data base includes approximately 100 companies and its general industry data base includes over 800 companies. During fall 2008 in preparation for the Committee’s 2009 compensation review, Towers Perrin provided compensation data and analysis from four data bases: (1) Utility Industry - 54 utility focused companies from Towers Perrin’s 2008 energy services data base; (2) Custom Peer Group - 29 companies representing a mix of oil and gas, diversified companies with regulated gas operations, and pure-play gas utility companies selected to reflect Energen’s current business mix; (3) Oil and Gas and Utility Industry Blend - blended market data having a 75 percent weight on data from the 2007 ECI Oil and Gas Survey (provided by the Company to Towers Perrin for use on the Company’s behalf) and a 25 percent weight on the Utility Industry data, intended to reflect Energen’s current business mix; and (4) Broader General Industry - general industry data from the 2008 Towers Perrin executive compensation data base. Companies included in the Utility Industry data base, Custom Peer Group data base and 2007 ECI Oil and Gas Survey are listed on Appendix A. The ORC has not requested a listing of the companies in the Towers Perrin energy services data base or executive compensation data base.

The Company has the following non-binding suggested stock ownership guidelines for officers: CEO and Chairman - 5 times base salary; CFO, COOs and General Counsel - 3 times base salary, VP-HR and CIO - 2 times base salary, and other officers - 1 times base salary. For purposes of the guidelines, stock ownership includes (1) shares owned directly by the executive and immediate family members, (2) share holdings in the Company’s 401(k) plan, (3) deferred compensation shares and (4) unvested restricted stock. As of December 31, 2008, each of our named executive officers, except for Mr. Porter, maintained ownership exceeding these suggested levels. Mr. Porter’s ownership met the guideline during most of 2008 but fell by year end as a result of the market price decline. The guidelines were not a factor in the ORC’s 2008 compensation decisions.

On an annual basis the ORC meets with the CEO to discuss his performance. The CEO provides the ORC with his evaluation of the performance of the other executive officers in connection with the annual compensation review of those officers. The incentive plans during recent years have been formula-driven based on Company performance, not individual performance. Individual performance is considered in setting future compensation. The Annual Incentive Compensation Plan provides the ORC with the discretion to decrease, but not increase, an earned incentive by up to 25%. This allows the ORC to reduce an individual payout for any reason including poor individual performance. The ORC’s negative discretion does not apply to plans other than the Annual Incentive Compensation Plan.

Key Recent Performance Indicators.  The Company’s continued strong financial and operational results generated above target payouts under the Company’s Annual Incentive Compensation Plan and was a significant factor in the ORC’s evaluation and review of the Company’s leadership and compensation program. During 2008 the Company generated its seventh consecutive year of record earnings with net income of $322 million, earnings per diluted share of $4.47 (a 4.4% increase over the prior year and 7.2% over budget) and twenty-six years of consecutive annual dividend increases. Dividends paid during 2008 reflected a 4.3% increase over the prior year. The January 2009 payouts of cash bonuses earned during 2008 under the Annual Incentive Compensation Plan reflect the Company’s earnings per share results and the performance of its subsidiaries as described below. In spite of strong financial and operational performance, the Company’s stock price declined substantially during 2008 resulting in a four year total shareholder return performance of 1%. As a result, the Company failed to meet the performance conditions for payout of the Performance Share Awards for the four year award period ended December 31, 2008.

Salary.  As discussed above, the ORC attempts to provide competitive salaries. With respect to 2009 salaries, the ORC reviewed competitive salary data for each position. Competitive salary data was intended to approximate the median salary of similar positions with comparable companies. In approving salary adjustments, the ORC considered the competitive salary data, recommendations from the CEO and the Vice President of Human Resources, the performance of each executive officer over the prior compensation period, individual contributions to overall Company performance, internal comparability considerations, as appropriate, and the executive’s years of experience.

The differences in amounts of compensation awarded to the named executive officers reflect differences in the competitive market data for the positions held by the executives as well as internal comparability. Individual performances and contributions were uniformly good over the prior compensation period and thus were not distinguishing factors in setting compensation for the named executive officers. From an internal comparability perspective, Mr. McManus holds the position with the greatest corporate responsibility, thus resulting in greater compensation as compared to the other named officers. Each of the named officers has many years of service with the Company. Mr. McManus and Mr. Porter are relatively new to their positions, resulting in lower 2008 salaries than would likely have been paid if they had been in their respective positions for several years.

Mr. McManus has served as the Company’s President and Chief Executive Officer since July 2007. Effective January 1, 2009, Mr. McManus’s salary was increased to $630,000 reflecting a market adjustment consistent with the policies discussed above.

Annual Incentive Compensation.  Executive officers are eligible each year for cash incentive awards under the Annual Incentive Compensation Plan. Awards are based upon attaining performance objectives approved by the ORC. Assuming the performance objectives are met, the incentive award is based upon a percentage of the salary earned by the participant during the performance year. The ORC authorizes target awards and performance objectives for each performance period. The Annual Incentive Compensation Plan is designed so that all annual incentive compensation paid to executive officers will be deductible by us for federal income tax purposes. The Board of Directors may, in its discretion, award individual cash bonuses in addition to those paid under the Annual Incentive Compensation Plan. The deductibility of individual bonuses paid outside of the Annual Incentive Compensation Plan will depend on the specific circumstances.

For 2008, determination of earned annual cash incentives was calculated by applying company performance factors to target incentive opportunities. The target incentive opportunities are set each year as a percentage of base salaries. For 2008, Mr. McManus had an incentive opportunity at target of 75% of base salary; Mr. Richardson 50%; Mr. Porter, Mr. Reynolds and Mr. Woodruff 45%.

The applicable portions of target incentive opportunities subject to the various performance factors were as follows:

		Energen	Alabama
	Energen	Resources	Gas

McManus	80%	10%	10%
Porter	80%	10%	10%
Richardson	50%	50%	—
Reynolds	50%	—	50%
Woodruff	80%	10%	10%

The Energen, Energen Resources and Alabama Gas performance factors as well as actual 2008 results were as follows:

	Performance Factor
	Threshold	Target	Maximum	2008 Actual

Energen	0.50	1.00	2.00	1.60
Energen Resources	0.50	1.00	2.00	1.49
Alabama Gas	0.75	1.00	1.25	0.93

If Energen had failed to meet threshold performance, no incentives would have been paid. If Energen Resources or Alabama Gas had failed to meet net income threshold performance, then no incentive would have been paid for that portion of the incentive opportunity applicable to its respective performance.

The performance criteria were as follows:

	Threshold	Target	Maximum	Weight

Energen
Earnings per share	$3.75	$4.17 - $4.27	$4.67	100%
Energen Resources
Net Income(1)	$234	$261 - $268	$296	80%
Total Production (bcfe)	99	102	105	10%
Operating Cost per Mcf	$1.75	$1.65	$1.55	10%
Total				100%
Alabama Gas
Net Income(1)	$37.9	$41.7	$42.5	75%
Secure water heat saturation of	75%	80%	85%	10%
Secure heating saturation of	45%	50%	55%	10%
Number of APSC complaints	300	250	200	5%

Total				100%

(1)	Dollars in millions

Long-Term Incentive Compensation.  The 1997 Stock Incentive Plan provides for the grant of stock options, restricted stock and performance shares. Prior to 2007, the policy of the ORC was to use performance shares as the primary vehicle to deliver long-term incentives supplemented in certain circumstances by stock options and restricted stock. Performance shares reward performance relative to the performance of a peer group. This incents and rewards superior performance independent of market or industry conditions. Since it is based on relative performance, however, a payout could occur during a period of less than satisfactory shareholder return. It also requires frequent maintenance and adjustment of the peer group as a result of merger and acquisition activity and business mix changes. There is currently outstanding one remaining set of performance shares. They were granted in 2006 for a four-year performance award period ending December 31, 2009.

In 2007, the ORC began using stock options as the primary vehicle for delivering long-term incentives. This more directly aligns executive officer long-term incentive compensation with increases in shareholder value and is subject to market and industry condition influences. The ORC has not placed performance conditions, other than employment vesting periods, on grants of stock options. The ORC reserves the right to make future restricted stock and performance share awards but has no current plans to do so. The ORC routinely makes awards in January, although it retains the authority to make awards at other times of the year.

Stock Options.  The stock option provisions of the plan provide for the grant of non-qualified stock options and stock appreciation rights or a combination thereof to officers and key employees, all as determined by the ORC. If an option includes stock appreciation rights, then the optionee may elect to cancel all or any portion of the option then subject to exercise, in which event our obligation in respect of such option may be discharged by payment of an amount in cash equal to the excess, if any, of the fair market value of the shares of common stock subject to such cancellation over the option exercise price for such shares.

Restricted Stock.  The plan also provides for the grant of restricted stock. No shares of restricted stock may be sold or pledged until the restrictions on such shares have lapsed or have been removed. The ORC establishes as to each award of restricted stock the terms and conditions upon which the restrictions shall lapse, which terms and conditions may include a required period of service or individual or corporate performance conditions.

Performance Shares.  A performance share is the value equivalent of one share of our common stock. An award of performance shares becomes payable if the ORC determines that all conditions of payment have been satisfied at the end of the applicable award period. Except as otherwise determined by the ORC at the time of grant, an award period will be the four-year period that commences on the first day of the fiscal year in which an award is granted. According to the performance condition guidelines previously adopted by the ORC and currently in effect under the plan, payment of an award will be based on the Company’s percentile ranking with respect to total shareholder return among a comparison group of companies (listed on Appendix A to this proxy statement) as measured for the applicable award or interim period.

For purposes of calculating “total shareholder return,” the stock prices for the Company and the peer group are based on the average of the daily closing prices for a share of stock for 20 trading days. The beginning price is determined based on the 20 trading days ending on the last trading day prior to commencement of the applicable award period. The ending price is determined based on the 20 trading days ending on the last day of the applicable award period.

The following schedule indicates threshold, target and maximum performance objectives and payouts for performance share award periods.

Four Year Award Periods ending December 31, 2008 and 2009
(Actual Result for the December 31, 2008 Award Period was 18.8 percentile with no payout)

Energen
Percentile Ranking	Payout Percentage

90 and above	200%
50	100%
40	40%
Below 40	0%

Under the 1997 Stock Incentive plan, the ORC has the discretion to accelerate the vesting of stock options and restricted stock and may also exercise discretion to allow a terminating employee to remain eligible for payout of previously granted performance shares.

1997 Deferred Compensation Plan.  The Company also provides a program which allows our directors and officers to defer receipt of compensation. Amounts deferred by a participant under the Deferred Compensation Plan are credited to one of two separate accounts maintained for a participant, a Company stock account or an investment account. The value of a participant’s Company stock account tracks the performance of our common stock, including reinvestment of dividends. At distribution, the participant’s Company stock account is payable in the form of shares of Company common stock. The value of a participant’s investment account tracks the performance of selected mutual funds offered by The Vanguard Group, Inc. At distribution, the participant’s investment account is payable in cash. The Deferred Compensation Plan is primarily designed as a financial planning and savings tool for participants. It does, however, include a Company contribution provision for officers which mirrors the Company’s match and ESOP contribution provisions of the Company’s generally available Employee Savings Plan. The Company has established trusts and has funded the trusts, and presently plans to continue funding the trusts, in a manner that generally tracks participants’ accounts under the Deferred Compensation Plan. Although there is generally no requirement that the trusts be so funded or invested, if a change in control of the Company occurs, the trusts must be funded in an amount equal to the aggregate value of the participants’ accounts at the time of the change of control. While intended for payment of benefits under the Deferred Compensation Plan, the trusts’ assets remain subject to the claims of our creditors.

Retirement Income Plan and Retirement Supplement Agreements.  The Energen Corporation Retirement Income Plan, a defined benefit plan, covers our officers along with substantially all of our salaried employees and members of two of our three bargaining units. Our officers receive benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Section 415 of the Internal Revenue Code imposes limits on benefits payable to an employee under the plan.

We have entered into Executive Retirement Supplement Agreements (“Supplemental Agreements”) with certain officers, including each of the named executive officers. Each Supplemental Agreement provides that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including social security benefit). Generally, an employee’s compensation will be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) retirement or (2) the officer’s 61st birthday.

Each of our named executive officers has sufficient service with the Company to have earned vested benefits under the Retirement Income Plan and the Supplemental Agreements, and the benefits do not increase or accelerate upon termination or a change in control. Both the Retirement Income Plan and the Supplemental Agreements provide annuity and lump sum payment options.

Severance Compensation Agreements and Change in Control.  We have entered into Severance Compensation Agreements with certain officers and key employees including Messrs. McManus, Porter, Reynolds, Richardson and Woodruff. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Each such agreement provides that if, during a base period following the first to occur of a change in control of the Company (as defined in the agreements) or shareholder approval of a transaction that will constitute a change in control, the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

Continuity of management and retention during transition periods is encouraged by providing severance benefits in the event of loss of employment following a change in control. The percentage payable and base period varies by executive and ranges from 100% with a one year base period to 300% with a three year base period. The 100%, 200% and 300% multiples reflect consideration of the executive’s level of corporate responsibility, specialized skills, and availability of other job opportunities. A higher multiple reflects a higher importance of retention. Thus, officers with higher levels of corporate responsibility or specialized skill or knowledge have higher multiples. Officers who, due to senior responsibilities or specialized skills, may have fewer alternative employment opportunities also have higher multiples to provide compensation during a longer job search. All named officers have a 300% multiple. The severance compensation agreements cover a three-year base period and also provide (1) the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment and (2) that if the executive receives compensation that would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed unless the tax would not apply if the payments under the severance compensation agreement were reduced by up to 10% of the amount subject to the tax, in which case such a reduction is made. For purposes of the agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material reduction in the position, duties, responsibilities, status or benefits of the employee’s job.

The Company’s 1997 Stock Incentive Plan also includes change in control provisions. In most instances of a change in control, unvested stock options vest, restrictions on restricted shares lapse and performance measurement and payment of performance shares are accelerated.

COMPENSATION COMMITTEE REPORT

The Officers Review Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on that review and discussion, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

Officers Review Committee:
Julian W. Banton, Chair
James S. M. French
T. Michael Goodrich
Stephen A. Snider

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the information required by Item 402 of Regulation S-K promulgated by the Securities and Exchange Commission. The amounts shown represent the compensation paid to our named executive officers for each fiscal year noted in the table, for services rendered to us. For a more complete discussion of the elements of compensation included in this table, please refer to the discussion reflected in “Compensation Discussion and Analysis” beginning on page 16 of this proxy statement.

							Change in
							Pension
						Non-Equity	Value and
						Incentive Plan	Nonqualified
						Compen-	Deferred
Name and				Stock	Option	sation	Compensation	All Other
Principal		Salary	Bonus	Awards	Awards	Earnings	Earnings	Compensation
Position	Year	($)	($)	($)(1)	($)(1)	($)(2)	($)(3)	($)(4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)

McManus, II, James T.(5)	2008	600,000	—	92,705	904,412	684,945	769,783	56,642	3,108,487
Chairman and	2007	537,500	—	715,139	504,156	609,650	385,946	54,635	2,807,026
Chief Executive Officer	2006	432,916	—	899,265	24,015	520,800	69,157	44,920	1,991,073

Porter, Jr., Charles W.(5)	2008	270,000	—	67,779	141,915	184,935	208,155	23,847	896,631
Vice President, Chief	2007	230,000	—	139,597	—	195,660	136,704	21,117	723,078
Financial Officer and Treasurer

Richardson, John S.(5)	2008	315,000	—	83,468	298,505	243,653	419,210	26,336	1,386,172
President of Energen	2007	285,000	—	298,656	146,727	254,580	229,901	22,534	1,237,398
Resources Corporation

Reynolds, Dudley C.	2008	319,000	—	(56,983)	320,273	181,375	203,761	34,258	1,001,684
President of Alabama	2007	310,000	—	366,535	174,106	204,650	51,451	26,776	1,133,518
Gas Corporation	2006	294,916	—	459,243	15,442	267,300	81,941	40,269	1,159,111

Woodruff, J. David	2008	295,000	—	(71,811)	198,535	202,059	177,433	29,083	830,299
General Counsel and	2007	285,000	—	299,738	146,727	242,440	78,099	23,421	1,075,415
Secretary	2006	267,916	—	361,144	13,168	243,000	206,226	27,068	1,118,522

(1)	The amounts in columns (e) and (f) reflect the expense recognized in the Company’s financial statements for the fiscal year and include expenses with respect to awards granted during 2008 and prior years. The valuation assumptions are discussed in Note 6 to the Company’s financial statements.

(2)	The amounts in column (g) reflect Annual Incentive Compensation Plan payouts.

(3)	The amounts in column (h) reflect increase in pension value.

(4)	The amounts reported in column (i) for 2008 reflect the Company’s contributions to defined contribution plans, MedJet insurance, dinner club memberships, financial planning allowances, life insurance premiums, spousal travel, and tax reimbursements related to spousal travel.

	Defined	Spousal Travel Tax
	Contributions	Reimbursement

McManus	$38,930	$4,723
Porter	$16,083	$1,391
Richardson	$20,389	$943
Reynolds	$27,094	$1,593
Woodruff	$19,155	$1,666

(5)	Mr. McManus served as President and Chief Operating Officer prior to June 30, 2007, became Chief Executive Officer effective July 1, 2007, and became Chairman effective January 1, 2008. Mr. Porter became Vice President and Chief Financial Officer effective January 1, 2007. Mr. Richardson served as Executive Vice President and Chief Operating Officer of Energen Resources Corporation during 2007 and became its President in early 2008.

Grants of Plan-Based Awards

The following table sets forth information with respect to plan-based stock option grants under the 1997 Stock Incentive Plan and incentive compensation awards under the Annual Incentive Compensation Plan, in each case to our named executive officers. For a more complete discussion of the awards under the 1997 Stock Incentive Plan and the Annual Incentive Compensation Plan, please refer to the discussion of these plans contained in “Compensation Discussion and Analysis,” beginning on page 16 of this proxy statement.

										All Other
									All Other	Option
									Stock	Awards:	Exercise
									Awards:	Number of	or Base	Grant Date
			Estimated Future Payouts Under			Estimated Future Payouts Under			Number of	Securities	Price of	Fair Value
			Non-Equity Incentive Plan Awards(2)			Equity Incentive Plan Awards			Shares of	Underlying	Option	of Stock and
	Grant	Meeting	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Options	Awards	Option
Name	Date	Date(1)	($)	($)	($)	(#)	(#)	(#)	Units (#)	(#)(3)	($/Sh)	Awards
(a)	(b)		(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)

McManus	1/23/2008	1/22/2008	236,250	450,000	866,250	—	—	—	—	57,890	60.56	1,032,179

Porter	1/23/2008	1/22/2008	63,788	121,500	233,888	—	—	—	—	13,025	60.56	232,236

Richardson	1/23/2008	1/22/2008	78,750	157,500	315,000	—	—	—	—	21,275	60.56	379,333

Reynolds	1/23/2008	1/22/2008	89,719	143,550	233,269	—	—	—	—	13,080	60.56	233,216

Woodruff	1/23/2008	1/22/2008	69,694	132,750	255,544	—	—	—	—	12,100	60.56	215,743

(1)	The Officers Review Committee generally sets award amounts at a meeting which occurs the day prior to the grant date.

(2)	Columns (c) — (e) reflect the Annual Incentive Compensation Plan payout values for each named executive officer for 2008 if the threshold, target or maximum goals are satisfied. The actual payout is reflected in column (g) of the Summary Compensation Table. For a discussion of the criteria applied when determining amounts payable under the Annual Incentive Compensation Plan, see the description of Annual Incentive Compensation in “Compensation Discussion & Analysis” beginning on page 16.

(3)	The stock options granted on January 23, 2008 vest in 1/3 increments on the anniversary date of the award beginning January 23, 2009.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information with respect to outstanding equity awards held by our named executive officers as of December 31, 2008. This table includes unexercised and unvested option awards, unvested restricted stock awards and performance shares with performance conditions that have not yet been satisfied. Each equity grant is shown separately for each named executive officer. The vesting schedule for each grant is shown following this table. The market value of the stock awards is based on the closing market price of Company common stock as of December 31, 2008, which was $29.33 per share. For additional information about the outstanding equity awards, see the description of long-term incentive compensation in “Compensation Discussion & Analysis” beginning on page 16.

							Stock Awards
										Equity
		Option Awards							Equity	Incentive
				Equity					Incentive	Plan
				Incentive					Plan	Awards:
				Plan					Awards:	Market or
				Awards:					Number of	Payout
				Number of				Market	Unearned	Value of
		Number	Number of	Securities			Number of	Value of	Shares,	Unearned
		of	Securities	Underlying			Shares or	Shares or	Units or	Shares,
		Securities	Underlying	Unexercised			Units of	Units of	Other	Units or
		Underlying	Unexercised	Unearned	Option		Stock That	Stock That	Rights That	Other Rights
		Unexercised	Options	Options	Exercise	Option	Have Not	Have Not	Have Not	That Have
		Options (#)	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable	N/A	($)	Date	(#)	($)	(#)	($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(1)	(j)(1)

McManus	1/29/03	10,570			14.855	1/28/2013
	1/29/03						8,000	234,640
	1/28/04	5,462			21.375	1/27/2014
	1/28/04						4,800	140,784
	1/28/04						8,000	234,640
	1/25/05						3,200	93,856
	1/25/05						4,800	140,784
	1/25/05						8,000	234,640
	1/24/06								5,776	169,410
	1/24/07	14,468			46.45	1/23/2017
	1/24/07		14,468		46.45	1/23/2017
	1/24/07		14,469		46.45	1/23/2017
	6/23/07	2,420			55.08	6/22/2017
	6/23/07		2,420		55.08	6/22/2017
	6/23/07		2,420		55.08	6/22/2017
	1/23/08		19,296		60.56	1/22/2018
	1/23/08		19,297		60.56	1/22/2018
	1/23/08		19,297		60.56	1/22/2018
Porter	1/24/06								1,120	32,849
	1/24/07						4,030	118,200
	1/23/08		4,341		60.56	1/22/2018
	1/23/08		4,342		60.56	1/22/2018
	1/23/08		4,342		60.56	1/22/2018
Richardson	1/29/03						3,000	87,990
	1/28/04	2,840			21.375	1/27/2014
	1/28/04						1,800	52,794
	1/28/04						3,000	87,990
	1/26/05						1,200	35,196
	1/26/05						1,800	52,794
	1/26/05						3,000	87,990
	1/24/06								2,256	66,168
	10/24/06						1,250	36,663
	10/24/06						1,875	54,994
	10/24/06						3,125	91,656
	1/24/07	4,618			46.45	1/23/2017
	1/24/07		4,618		46.45	1/23/2017
	1/24/07		4,619		46.45	1/23/2017
	1/23/08		7,091		60.56	1/22/2018
	1/23/08		7,092		60.56	1/22/2018
	1/23/08		7,092		60.56	1/22/2018

							Stock Awards
										Equity
		Option Awards							Equity	Incentive
				Equity					Incentive	Plan
				Incentive					Plan	Awards:
				Plan					Awards:	Market or
				Awards:					Number of	Payout
				Number of				Market	Unearned	Value of
		Number	Number of	Securities			Number of	Value of	Shares,	Unearned
		of	Securities	Underlying			Shares or	Shares or	Units or	Shares,
		Securities	Underlying	Unexercised			Units of	Units of	Other	Units or
		Underlying	Unexercised	Unearned	Option		Stock That	Stock That	Rights That	Other Rights
		Unexercised	Options	Options	Exercise	Option	Have Not	Have Not	Have Not	That Have
		Options (#)	(#)	(#)	Price	Expiration	Vested	Vested	Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable	N/A	($)	Date	(#)	($)	(#)	($)
(a)		(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)(1)	(j)(1)

Reynolds	1/28/04	4,678			21.375	1/27/2014
	1/28/04	1,842			21.375	1/27/2014
	1/24/06								2,744	80,481
	1/24/07	5,023			46.45	1/23/2017
	1/24/07		5,023		46.45	1/23/2017
	1/24/07		5,024		46.45	1/23/2017
	1/23/08		4,360		60.56	1/22/2018
	1/23/08		4,360		60.56	1/22/2018
	1/23/08		4,360		60.56	1/22/2018
Woodruff	10/25/00	7,700			13.7188	10/24/2010
	10/25/00	16,800			13.7188	10/24/2010
	10/24/01	3,600			11.315	10/23/2011
	1/29/03	6,730			14.855	1/28/2013
	1/29/03	4,810			14.855	1/28/2013
	1/28/04	4,678			21.375	1/27/2014
	1/28/04	882			21.375	1/27/2014
	1/24/06								2,492	73,090
	1/24/07	4,618			46.45	1/23/2017
	1/24/07		4,618		46.45	1/23/2017
	1/24/07		4,619		46.45	1/23/2017
	1/23/08		4,033		60.56	1/22/2018
	1/23/08		4,033		60.56	1/22/2018
	1/23/08		4,034		60.56	1/22/2018

(1)	Columns (i) and (j) assume threshold performance share payout.

Outstanding Equity Awards vesting dates:

					Column		Column
		Columns			(g)		(i)(1)	Performance
		(b) & (c)	Vesting		Restricted	Vesting	Performance	Measurement
Name	Grant Date	Options	Date		Stock	Date	Shares	Date

McManus	1/29/03	10,570	1/29/06		8,000	1/29/09
	1/28/04	5,462	1/28/07		4,800	1/28/09
	1/28/04				8,000	1/28/10
	1/25/05				3,200	1/26/09
	1/25/05				4,800	1/26/10
	1/25/05				8,000	1/26/11
	1/24/06						5,776	12/31/09
	1/24/07	14,468	1/24/08
	1/24/07	14,468	1/24/09
	1/24/07	14,469	1/24/10
	6/23/07	2,420	6/23/08
	6/23/07	2,420	6/23/09
	6/23/07	2,420	6/23/10
	1/23/08	19,296	1/23/09
	1/23/08	19,297	1/23/10
	1/23/08	19,297	1/23/11
Porter	1/24/06						1,120	12/31/09
	1/24/07				4,030	1/24/10
	1/23/08	4,341	1/23/09
	1/23/08	4,342	1/23/10
	1/23/08	4,342	1/23/11
Richardson	1/29/03				3,000	1/29/09
	1/28/04	2,840	1/28/07
	1/28/04				1,800	1/28/09
	1/28/04				3,000	1/28/10
	1/26/05				1,200	1/26/09
	1/26/05				1,800	1/26/10
	1/26/05				3,000	1/26/11
	1/24/06						2,256	12/31/09
	10/24/06				1,250	10/24/10
	10/24/06				1,875	10/24/11
	10/24/06				3,125	10/24/12
	1/24/07	4,618	1/24/08
	1/24/07	4,618	1/24/09
	1/24/07	4,619	1/24/10
	1/23/08	7,091	1/23/09
	1/23/08	7,092	1/23/10
	1/23/08	7,092	1/23/11
Reynolds	1/28/04	4,678	1/28/07
	1/28/04	1,842	1/28/07
	1/24/06						2,744	12/31/09
	1/24/07	5,023	1/24/08
	1/24/07	5,023	1/24/09
	1/24/07	5,024	1/24/10
	1/23/08	4,360	1/23/09
	1/23/08	4,360	1/23/10
	1/23/08	4,360	1/23/11
Woodruff	10/25/00	7,700	(a	)
	10/25/00	16,800	(a	)
	10/24/01	3,600	10/24/04
	1/29/03	6,730	1/29/06
	1/29/03	4,810	1/29/06
	1/28/04	4,678	1/28/07
	1/28/04	882	1/28/07
	1/24/06						2,492	12/31/09
	1/24/07	4,618	1/24/08
	1/24/07	4,618	1/24/09
	1/24/07	4,619	1/24/10
	1/23/08	4,033	1/23/09
	1/23/08	4,033	1/23/10
	1/23/08	4,034	1/23/11

(1)	Column (i) assumes threshold payout.

(a)	The option became exercisable in three installments on October 25, 2001, 2002, and 2003.

Option Exercises and Stock Vested in 2008

The following table provides information, for the named executive officers, on (1) stock option exercises during 2008, including the number of shares acquired upon exercise and the value realized and (2) the number of shares acquired upon the vesting of stock awards and the value realized, each before payment of any applicable withholding tax and broker commissions.

	Option Awards		Stock Awards
	Number of		Number of
	Shares		Shares
	Acquired	Value Realized	Acquired	Value Realized
	on Exercise	on Exercise	on Vesting	on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c)	(d)	(e)

McManus	—	—	8,000	492,272
Porter	—	—	—	—
Richardson	—	—	3,000	184,602
Reynolds	—	—	—	—
Woodruff	10,000	274,513	—	—

Pension Benefits in 2008

The Energen Corporation Retirement Income Plan, a defined benefit plan, covers our officers along with substantially all of our salaried employees and members of two of our three bargaining units. Our officers receive benefits under the plan based on years of service at retirement and on “Final Earnings,” the average base compensation for the highest sixty consecutive months out of the final 120 months of employment. (Average base compensation includes base salary only, and does not include bonus payments, payments in the form of contributions to other benefit plans or any other form of payment such as annual or long-term incentives.) Normal or delayed retirement benefits are payable upon retirement on the first day of any month following attainment of age 65 and continuing for life, subject to an annual cost-of-living increase of up to three percent. Section 415 of the Internal Revenue Code imposes limits on benefits payable to an employee under the plan.

We have entered into Executive Retirement Supplement Agreements (“Supplemental Agreements”) with certain officers, including each of the named executive officers. Each Supplemental Agreement provides that the employee will receive a supplemental retirement benefit equal to the difference between 60% of the employee’s monthly compensation and the employee’s monthly retirement benefit under the Retirement Income Plan (including social security benefit). Generally, an employee’s compensation will be determined based on a formula taking into account the average of the highest 36 consecutive months of base salary during the five years prior to retirement plus the average of the three highest annual incentive awards for the ten full fiscal years prior to the earlier of (1) retirement or (2) the officer’s 61st birthday.

Each of our named executive officers has sufficient service with the Company to have earned vested benefits under the Retirement Income Plan and the Supplemental Agreements, and the benefits do not increase or accelerate upon termination or a change in control. Both the Retirement Income Plan and the Supplemental Agreements provide annuity and lump sum payment options.

The table below sets forth information on the pension benefits for each of the named executive officers under each of the Company’s pension plans.

			Present
		Number of Years	Value of	Payments During
		Credited	Accumulated	Last Fiscal
Name	Plan Name	Service (#)	Benefit ($)(1)	Year ($)
(a)	(b)	(c)	(d)	(e)

McManus	Retirement Income Plan	23	788,932	—
	SERP	23	3,083,754	—
Porter	Retirement Income Plan	19	235,212	—
	SERP	19	687,635	—
Richardson	Retirement Income Plan	23	526,571	—
	SERP	23	1,455,502	—
Reynolds	Retirement Income Plan	29	1,553,119	—
	SERP	29	1,711,097	—
Woodruff	Retirement Income Plan	23	895,579	—
	SERP	23	1,440,203	—

(1)	Benefit values assume a retirement age of 60. Other assumptions are set forth in Note 5 to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008.

No pension benefits were paid to any of the named executive officers during 2008.

Nonqualified Deferred Compensation Table in 2008

The table below provides information on the nonqualified deferred compensation of the named executive officers in 2008 pursuant to the Company’s 1997 Deferred Compensation Plan. For a more detailed discussion of the 1997 Deferred Compensation Plan, refer to “Compensation Discussion & Analysis” beginning on page 16.

	Executive	Registrant	Aggregate	Aggregate	Aggregate Balance
	Contributions in	Contributions in	Earnings	Withdrawals/	at Last
	Last FY	Last FY	in Last FY	Distributions	FYE
Name	($)	($)	($)	($)	($)
(a)	(b)(1)	(c)(1)	(d)	(e)	(f)(2)

McManus	20,500	23,980	13,175	2,622,680	35,007
Porter	234,814	2,283	(462,273)	268,776	122,472
Richardson	3,400	5,439	(247,758)	47,264	212,350
Reynolds	3,640	7,544	(491,614)	—	435,575
Woodruff	2,200	4,205	(670,640)	745,721	3,363

(1)	Amounts reported in columns (b) and (c) are reported in the Summary Compensation Table.

(2)	It is management’s belief that the portion of amounts in column (f) attributable to executive or registrant contributions were previously reported as compensation to named executive officers during periods that they were named executive officers, but the Company has not undertaken an audit of the multiple year reporting history of the Deferred Compensation Plan.

Potential Payments Upon Termination or Change-in-Control

We have entered into Severance Compensation Agreements with certain officers and key employees including Messrs. McManus, Porter, Reynolds, Richardson and Woodruff. We designed the agreements to retain the executives and provide continuity of management in the event of any actual or threatened change in control of the Company. Each such agreement provides that if, during a base period following the first to occur of a change in control of the Company (as defined in the agreements) or shareholder approval of a transaction that will constitute a change in control, the employee’s employment is terminated in a qualified termination, then we will pay the employee an amount equal to a percentage of the employee’s (a) annual base salary in effect immediately prior to the change in control, plus (b) the employee’s highest annual cash bonus compensation for the three fiscal years immediately prior to the fiscal year during which the change in control occurs.

Continuity of management or retention is encouraged by providing severance benefits in the event of loss of employment following a change in control. The percentage payable and base period varies by executive and ranges from 100% with a one year base period to 300% with a three year base period. The 100%, 200% and 300% multiples reflect consideration of the executive’s level of corporate responsibility, specialized skills, and availability of other job opportunities. A higher multiple reflects a higher importance of retention. Thus, officers with higher levels of corporate responsibility or specialized skill or knowledge have higher multiples. Officers who, due to senior responsibilities or specialized skills, may have fewer alternative employment opportunities also have higher multiples to provide compensation during a longer job search. All named officers have a 300% multiple. The severance compensation agreements cover a three-year base period and also provide (1) the continuance of certain insurance and other employee benefits for a period of twenty-four months following any such termination of employment and (2) that if the executive receives compensation that would be subject to the tax imposed by Section 4999 of the Internal Revenue Code, the executive shall be entitled to receive an additional payment in an amount necessary to put the executive in the same after-tax position as if such tax had not been imposed unless the tax would not apply if the payments under the severance compensation agreement were reduced by up to 10% of the amount subject to the tax, in which case such a reduction is made. For purposes of the agreements, (1) the term “qualified termination” means a termination (a) by the Company other than for cause, (b) by the employee for good reason or (c) by written agreement to such effect between the employee and the Company, (2) the term “cause” generally means failure to substantially perform duties, misconduct injurious to the Company or conviction of a felony, and (3) the term “good reason” generally means a material reduction in the position, duties, responsibilities, status or benefits of the employee’s job.

The Company’s 1997 Stock Incentive Plan also includes change in control provisions. In most instances of a change in control, unvested stock options vest, restrictions on restricted shares lapse and performance measurement and payment of performance shares are accelerated.

For purposes of the Severance Compensation Agreements and the 1997 Stock Incentive Plan, a “change-in-control” would include any of the following events:

(1) any “person”, as defined in the Exchange Act, acquires 25 percent or more of our voting securities;

(2) a majority of our Directors are replaced in certain circumstances;

(3) shareholders approve certain mergers, or a liquidation or sale of our assets; or

(4) any other transaction or series of transactions designated as a change-in-control event by resolution of our Board of Directors.

In addition, certain transactions involving the transfer of 80 percent or more of the voting securities of either of Energen Resources or Alabama Gas may also be deemed a change-in-control event for certain of our executive officers.

Assuming the occurrence of a triggering event on December 31, 2008 for payment of change in control related compensation, we estimate that the following officers would receive the following benefits:

	McManus	Porter	Richardson	Reynolds	Woodruff
	$	$	$	$	$

Cash Severance	3,628,950	1,396,980	1,660,116	1,758,900	1,614,000
Health & Welfare Benefit(1)	27,021	24,577	—	24,985	24,811
Excise Tax reimbursement(2)	—	546,635	—	—	—

(1)	Represents the incremental value of two years continuation of medical, life and disability insurance benefits.

(2)	Tax gross-up reflects the additional compensation provided to cover excise taxes incurred when the executive’s parachute payment exceeds 2.99 times the Code Section 280G “base amount”. “Base amount” is defined as the executive’s five year average W-2 earnings. Additionally, it has been assumed that outstanding performance shares will pay out at maximum, but actual payment cannot be determined at this time given the time remaining on the performance award periods.

The 1997 Stock Incentive Plan provides that in the event of a termination of employment, other than a “qualified termination,” all unvested options expire and all unvested restricted shares and unvested performance shares are forfeited. In the event of a qualified termination, unvested options and unvested restricted shares vest and the executive remains eligible for payout of performance shares under the terms and conditions applicable to the award. The term “qualified termination” means:

(1) an involuntary termination other than for cause;

(2) expressly agreed in writing by the executive and the Company to constitute a qualified termination;

(3) death or disability;

(4) retirement; or

(5) with respect to awards granted prior to a change in control, a voluntary termination for good reason entitling the participant to severance compensation under a written change in control severance compensation agreement.

The following table contains a schedule of unvested options, restricted shares and performance shares which would vest upon a qualified termination, valued as of December 31, 2008:

			Shares			Value of
	Shares of	Value of	Represented	Value of	Unearned	Unearned
	Restricted	Restricted	by Unvested	Unvested	Performance	Performance
	Stock	Stock	Options	Options	Shares	Shares
Name	(#)	($)	(#)	($)(1)	(#)	($)(2)

McManus	36,800	1,079,344	91,667	0	14,440	0
Porter	4,030	118,200	13,025	0	2,800	0
Richardson	20,050	588,067	30,512	0	5,640	0
Reynolds	—	—	23,127	0	6,860	0
Woodruff	—	—	21,337	0	6,230	0

(1)	The exercise price of all unvested stock options exceeded December 31, 2008 market value.

(2)	Unearned Performance Shares did not meet performance conditions for payout at December 31, 2008.

The 1997 Stock Incentive Plan also includes a change in control definition which is identical to the change in control definition discussed above beginning on page 30. Upon the occurrence of a change in control acceleration event, restricted stock, unvested options and unearned performance awards accelerate and immediately vest. Assuming an acceleration event took place as of December 31, 2008, the above table identifies the awards and award values which would immediately vest.

In the event a change in control event resulted in the termination of the employment of a named executive officer, the officer would be eligible to receive his accrued retirement benefits. The table below reflects the amounts that the named executive officers would receive under our Retirement Income Plan and SERP assuming a December 31, 2008 termination date. For a description of our Retirement Income Plan and SERP, see “Executive Compensation-Pension Benefits in 2008” beginning on page 28.

		Lump Sum Benefit
		Assuming 12/31/08
		Termination Date
Named Executive Officer	Retirement Plan	($)

McManus	Retirement Income Plan	720,900
	SERP	4,147,300
Porter	Retirement Income Plan	228,600
	SERP	1,004,100
Richardson	Retirement Income Plan	473,900
	SERP	1,974,600
Reynolds	Retirement Income Plan	1,642,300
	SERP	2,219,000
Woodruff	Retirement Income Plan	799,400
	SERP	2,055,900

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our executive officers, Directors and persons who own more than 10% of our common stock, to file initial reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the Securities and Exchange Commission, and to provide us with copies of all forms filed.

We believe, based on a review of Forms 3, 4 and 5 furnished to us, that, during fiscal 2008, our executive officers, Directors and 10% shareholders complied in full with all applicable Section 16(a) filing requirements.

SHAREHOLDER PROPOSALS

To be included in our proxy statement and form of proxy, proposals of shareholders intended to be presented at the 2010 Annual Meeting must be received at the Company’s principal executive offices no later than November 27, 2009. If a shareholder desires to bring other business before the 2010 Annual Meeting without including such proposal in the Company’s proxy statement, the shareholder must notify the Company in writing on or before February 12, 2010. Shareholder proposals should be directed to J. David Woodruff, Secretary, Energen Corporation, 605 Richard Arrington Jr. Blvd. North, Birmingham, Alabama 35203-2707.

COSTS OF PROXY SOLICITATION

The entire cost of soliciting proxies on behalf of the Board of Directors will be borne by the Company, including the expense of preparing, printing and mailing this proxy statement. In addition to mailing proxies to shareholders, we may solicit proxies by personal interview or by telephone and telegraph. We will request brokerage houses and other custodians and fiduciaries to forward at our expense soliciting materials to the beneficial owners of stock held of record by them. We have engaged Georgeson & Co. of New York to assist in the solicitation of proxies of brokers and financial institutions and their nominees. This firm will be paid a fee of $8,000, plus out-of-pocket expenses.

ENERGEN CORPORATION

Chairman of the Board

Birmingham, Alabama
March 30, 2009

Appendix A

PART I:  The following companies constitute the peer group for performance share measurement under the 1997 Stock Incentive Plan. See page 20 of the proxy statement.

Company Name

AGL Resources Inc.
Atmos Energy Corp
Cabot Oil & Gas Group
Chesapeake Energy Corporation
Comstock Resources
Denbury Resources Inc
Encore Acquisition
Equitable Resources Inc
The Laclede Group
MDU Resources Group Inc
National Fuel Gas Co
New Jersey Resources
Nicor Inc
Northwest Natural Gas Co
Oneok Inc
Piedmont Natural Gas Co
Questar Corp
Quicksilver Resources, Inc.
Range Resources Corporation
Scana Corp
South Jersey Industries Inc.
Southwest Gas Corp
Southwestern Energy Company
St. Mary Land & Exploration
UGI Corp
Vectren Corporation
WGL Holdings Inc
Wisconsin Energy Corp
XTO Energy Inc

PART II:  The following peer groups are referred to on page 17 of the proxy statement.

UTILITY INDUSTRY PEER GROUP

AGL Resources
Allegheny Energy
Allete
Alliant Energy
Ameren
American Electric Power
Atmos Energy
Avista
Black Hills
CMS Energy
CenterPoint Energy
Cleco
Consolidated Edison
Constellation Energy
Dominion Resources
Duke Energy
E. On U.S.
Edison International
Energy Future Holdings
Entergy
Exelon
FPL Group
FirstEnergy
Hawaiian Electric
IDACORP
Integrys Energy Group
MDU Resources
MGE Energy
NSTAR
Nicor
NorthWestern Energy
Northeast Utilities
OGE Energy
Otter Tail
PNM Resources
PPL
PacifiCorp
Pacific Gas & Electric
Pepco Holdings
Pinnacle West Capital
Portland General Electric
Progress Energy
Public Service Enterprise Group
Puget Energy
SCANA
Sempra Energy
Southern Company Services
Southern Union Company
UIL Holdings
UniSource Energy
Unitil
Westar Energy
Wisconsin Energy
Xcel Energy

CUSTOM PEER GROUP

AGL Resources Inc.
Atmos Energy Corp
Cabot Corp
Chesapeake Energy Corp
Cimarex Energy Co
Comstock Resources Inc
Denbury Resources Inc
El Paso Corp/de
Encore Acquisition Co
Equitable Resources Inc / Pa /
Forest Oil Corp
Mdu Resources Group Inc
Newfield Exploration Co / De /
Nicor Inc
Noble Energy Inc
Oneonk Inc / New /
Piedmont Natural Gas Co Inc
Pioneer Natural Resources Co
Plains Exploration & Production Co
Questar Corp
Quicksilver Resources Inc
Range Resources Corp
Southwestern Energy Co
St Mary Land & Exploration Co
Ultra Petroleum Corp
Vectren Corp
WGL Holdings Inc
Whiting Petroleum Corp
Williams Companies Inc

ECI’S OIL AND GAS COMPENSATION SURVEY PARTICIPANTS

AERA Energy Services Company
Apache Corporation
Aramco Services Company
AscentOperating, LP
Aspect Energy, LLC
Berry Petroleum Company
Bill Barrett Corporation
Black Hills Exploration & Production
BreitBurn Energy Company LP
Browning Oil Company, Inc.
Cabot Oil & Gas Corporation
Ceja Corporation
Chaparral Energy, L.L.C.
Chesapeake Energy Corporation
Cimarex Energy Co.
Cohort Energy Company (JEW Operating)
Dart Oil & Gas
Continental Resources, Inc.
Denbury Resources Inc.
Devon Energy
EnCana Oil & Gas (USA) Inc.
Encore Acquisitions Company
Energen Resources
Energy Partners, Ltd.
Eni Petroleum Co. Inc.
Equitable Resources, Inc-Equitable Supply
Fasken Oil and Ranch, Ltd.
Fidelity Exploration & Production Company
Forest Oil Corporation
Fortuna Energy, Inc. (Talisman)
Great Western Drilling Company
Gunnison Energy Corporation
Harvest Natural Resources, Inc.
Headington Oil Company, L.P.
Henry Petroleum LP
Hunt Oil Company
Hunt Petroleum Corporation
Hydro Gulf of Mexico, L.L.C. (Spinnaker)
J. M. Huber Corporation
Kinder Morgan C02 Company, L.P.
Maxus Energy Corporation
Lake Ronell Oil Company
McElvain Oil and Gas Properties, Inc.
Mewborne Oil Company
Mustang Fuel Corporation
National Energy Group, Inc.
Nearburg Producing Company
Newfield Exploration Company
Nexen Petroleum U.S.A. Inc.
Noble Energy, Inc.
Panhandle Royalty Company
Petro-Canada Resources (USA) Inc.
Petrohawk Energy Corporation
Pioneer Natural Resource USA, Inc.
Plains Exploration & Production Company
Questar Market Resources Group
Range Resources Corporation
Samson
Seneca Resources Corporation
Southwestern Energy Production Company
St. Mary Land & Exploration Company
Stone Energy Corporation
Swift Energy Operating, LLC
T-C Oil Company
Tema Oil and Gas Company
The Exploration Company
The Houston Exploration Company
Thums Long Beach Company
TOTAL E&P USA, Inc.
Ultra Petroleum Corp.
Vernon E. Faulconer, Inc.
Wagner & Brown, Ltd.
Western Gas Resources, Inc.
Whiting Petroleum Corporation
Williams
XTO Energy, Inc.
Yuma Exploration and Production Company, Inc.

ENERGEN CORPORATION

605 Richard Arrington, Jr. Blvd. North
Birmingham, Alabama 35203-2707
(205) 326-2700

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES IN ITEM 1 AND “FOR” ITEM 2.

Please mark your votes as indicated in this example	☒

		FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS Nominees:	☐	☐	☐	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

In their discretion, upon such other matters as may
					properly come before the Annual Meeting.	☐	☐	☐
01 02 03	Judy M. Merritt Stephen A. Snider Gary C. Youngblood

Please Complete, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.
(INSTRUCTIONS: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND STRIKE A LINE THROUGH THAT NOMINEE’S NAME.)

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.

▲    FOLD AND DETACH HERE    ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Energen Corporation

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report are available at:
www.energen.com under the heading “Investor Relations” and subheading “SEC Filings”.

INTERNET
http://www.eproxy.com/egn
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-580-9477
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

44451

ENERGEN CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 2009 SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION
          The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints James T. McManus, II and J. David Woodruff, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation (the “Company”), to be held on April 22, 2009, at 9:30 A.M., C.D.T., at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the “Annual Meeting”), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present.
          THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR ITEM 2 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
Please Date, Sign and Return TODAY in the Enclosed Envelope.
No Postage Required if Mailed in the United States.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲
You can now access your BNY Mellon Shareowner Services account online.
Access your BNY Mellon Shareowner Services shareholder/stockholder account online via Investor ServiceDirect®(ISD).
The transfer agent for Energen Corporation, now makes it easy and convenient to get current information on your shareholder account.
•	View account status

•	View certificate history

•	View book-entry information
•	View payment history for dividends

•	Make address changes

•	Obtain a duplicate 1099 tax form

•	Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner/isd
For Technical Assistance Call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time
****TRY IT OUT****
www.bnymellon.com/shareowner/isd

Investor ServiceDirect®

Available 24 hours per day, 7 days per week

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.
44451

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES IN ITEM 1 AND “FOR” ITEM 2.

Please mark your votes as indicated in this example	☒

		FOR all nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	*EXCEPTIONS		FOR	AGAINST	ABSTAIN
1.	ELECTION OF DIRECTORS Nominees:	☐	☐	☐	2.	PROPOSAL TO RATIFY THE APPOINTMENT OF
PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

In their discretion, upon such other matters as may
					properly come before the Annual Meeting.	☐	☐	☐
01 02 03	Judy M. Merritt Stephen A. Snider Gary C. Youngblood

Please Complete, Sign, Date and Return this Proxy Card Promptly Using the Enclosed Envelope.
(INSTRUCTIONS: TO VOTE AGAINST ANY INDIVIDUAL NOMINEE, MARK THE “EXCEPTIONS” BOX AND STRIKE A LINE THROUGH THAT NOMINEE’S NAME.)

Mark Here for Address Change or Comments SEE REVERSE	☐

Signature	Signature	Date

Please sign this proxy exactly as your name appears hereon. When signing as executor, administrator, trustee, corporate officer, etc., please give full title. In case of joint owners, each joint owner should sign.
▲    FOLD AND DETACH HERE    ▲
WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to the annual meeting day.

Energen Corporation

Important notice regarding the Internet availability of proxy materials for the Annual Meeting of shareholders
The Proxy Statement and the 2008 Annual Report are available at:
www.energen.com under the heading “Investor Relations” and subheading “SEC Filings”.

INTERNET
http://www.eproxy.com/egn
Use the Internet to vote your proxy. Have your proxy card in hand when you access the web site.
OR

TELEPHONE
1-866-580-9477
Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.
If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card.
To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.
Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

44579-bl

ENERGEN CORPORATION
PROXY FOR ANNUAL MEETING OF SHAREHOLDERS TO BE HELD APRIL 22, 2009 SOLICITED ON
BEHALF OF THE BOARD OF DIRECTORS OF ENERGEN CORPORATION
          The undersigned, revoking all proxies heretofore given with respect to the shares represented hereby, hereby appoints James T. McManus, II and J. David Woodruff, or either of them acting in the absence of the other, with full power of substitution, proxies to represent the undersigned at the Annual Meeting of Shareholders of Energen Corporation (the “Company”), to be held on April 22, 2009, at 9:30 A.M., C.D.T., at the principal office of the Company in Birmingham, Alabama, and at any adjournments thereof (the “Annual Meeting”), respecting the shares of Common Stock which the undersigned would be entitled to vote if then personally present.
          THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATIONS ON THE REVERSE SIDE. IN THE ABSENCE OF SUCH INDICATIONS, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR LISTED ON THE REVERSE SIDE, FOR ITEM 2 AND IN THE DISCRETION OF THE PERSONS APPOINTED HEREIN UPON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF.
Please Date, Sign and Return TODAY in the Enclosed Envelope.
No Postage Required if Mailed in the United States.

BNY MELLON SHAREOWNER SERVICES
Address Change/Comments	P.O. BOX 3550
(Mark the corresponding box on the reverse side)	SOUTH HACKENSACK, NJ 07606-9250

▲ FOLD AND DETACH HERE ▲
NOTICE TO EMPLOYEE SAVINGS PLAN PARTICIPANTS
As a participant in the Energen Corporation Employee Savings Plan (the “Plan”) you have the right to direct the Trustee under the Plan how full shares of the Company’s Common Stock, allocable to your account under the Plan as of February 27, 2009, should be voted at the Annual Meeting of Shareholders of Energen Corporation (the “Company”). The number of such shares is shown on this proxy card.
The Annual Meeting will be held at the principal office of the Company, 605 Richard Arrington Jr. Boulevard North,
Birmingham, Alabama, on Wednesday, April 22, 2009, at 9:30 a.m., Central Daylight Time. A Proxy Statement, outlining in more detail the purpose of the Annual Meeting, is enclosed for your review.
The Energen Benefits Committee hopes that every participant will take this opportunity to participate in the affairs of the Company by voting their shares.
Energen’s stock transfer agent, BNY Mellon Shareowner Services, will forward your instructions to the Trustee. If directions are not received by the Trustee prior to the Annual Meeting, the voting rights will not be exercised.

William K. Bibb

Chairman of the

Energen Benefits Committee

44579-bl